Exhibit 2.4


                            TERM LOAN NOTE
                      (First Union National Bank)


$38,500,000                                  February 25, 1998



     FOR VALUE RECEIVED, the undersigned, WLR Foods, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("WLR"), Cassco Ice & Cold Storage, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Cassco"), Wampler Foods, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Wampler"), Wampler Supply Company, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Wampler Supply"), and Valley Rail Service, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Valley," and, together with WLR, Cassco, Wampler and Wampler Supply, the "Borrower"), hereby promise to pay to the order of First Union National Bank (the "Bank"), the principal sum of THIRTY-EIGHT MILLION FIVE HUNDRED THOUSAND Dollars ($38,500,000), in the installments and the place and times and in the manner provided in the Term Loan Agreement dated as of February 25, 1998, (together with all amendments and modifications, if any, from time to time hereafter made thereto, the "Term Loan Agreement"), among the Borrower, the Term Lenders (including the Bank) who are or may become parties thereto (the "Term Lenders"), and First Union National Bank, as Agent. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

     The Borrower further promises to pay interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Term Loan Agreement.

     The unpaid principal amount of this Term Note is subject to mandatory repayment from time to time as provided in the Term Loan Agreement. All payments of principal of and interest on this Term Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Term Loan Agreement.

     This Note is a Term Note referred to in, is entitled to the benefits of, and evidences the obligation to repay the Term Loan made under the Term Loan Agreement, to which reference is made for a description of the security for this Term Note, for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Term Loan, the events on which such Term Loan may be declared to be immediately due and payable, and for all other matters involving this Term Loan. The terms of the Term Loan Agreement are incorporated herein by reference.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

     The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Term Note, principal or interest, is collected with the aid of an attorney.


     THIS TERM NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                   WLR FOODS, INC.

                                   By:__/S/ Robert T. Ritter__
                                        Robert T. Ritter
                                        Vice President


                                   CASSCO ICE & COLD STORAGE,INC.

                                   By:__/S/ Robert T. Ritter__
                                        Robert T. Ritter
                                        Vice President


                                   WAMPLER FOODS, INC.

                                   By:__/S/ Robert t. Ritter__
                                        Robert T. Ritter
                                        Treasurer


                                   WAMPLER SUPPLY COMPANY, INC.

                                   By:__/S/ Robert T. Ritter__
                                        Robert T. Ritter
                                        Vice President


                                   VALLEY RAIL SERVICE, INC.

                                   By:__/S/ Robert T. Ritter__
                                        Robert T. Ritter
                                        Vice President